UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TAKUNG ART CO., LTD
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

EXPLANATORY NOTE

Takung Art Co., Ltd. (the “Company”, “we”, or “us”) is furnishing this Supplement (this “Supplement”) to amend and supplement the definitive proxy statement (the “Proxy Statement”) filed by Company with the Securities and Exchange Commission on November 18, 2022 with respect to its 2022 annual meeting of stockholders (the “Annual Meeting” or “Meeting”) in order to (i) postpone the Annual Meeting originally scheduled to be held at 10:00 p.m. Beijing Time on December 12, 2022 to 10:00 p.m. Beijing Time on December 20, 2022; (ii) to correct a clerical error in the purchase price from $1,000,000 to $1,500,000 in the Share Purchase Agreement by and among the Company, Hong Kong MQ Group Limited, Hong Kong Takung Art Company Limited and Fecundity Capital Investment Co., Ltd in Annex C of the Proxy Statement; and (iii) amending and restating our response to one of the Questions and Answers Relating to the Merger (“Merger Q&A”), “How will my rights as a shareholder of NFT Limited change after the merger relative to my rights as a stockholder of the Company prior to the merger?”.

TAKUNG ART CO., LTD

OFFICE Q 11TH FLOOR, KINGS WING PLAZA 2

NO. 1 KWAN STREET, SHA TIN, NEW TERRITORIES, HONG KONG

SUPPLEMENT TO NOTICE OF ANNUAL MEETING

December 9, 2022

Dear Stockholders:

We would like to inform you of the following updates in regards to Takung Art Co., Ltd.’s (the “Company”, “we” or “us”) 2022 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”).

Postponement of the Annual Meeting

The Annual Meeting of the Company originally scheduled to be held on Monday, December 12, 2022 at 10:00 p.m. Beijing Time, will now be held on Tuesday, December 20, 2022 at 10:00 p.m. Beijing Time, at our corporate headquarters, located at Office Q 11th Floor, Kings Wing Plaza 2, No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong.

Amendment to the Disposition SPA

The Share Purchase Agreement dated November 1, 2022 (the “Disposition SPA”) by and among the Company, Hong Kong Takung Art Company Limited (“Hong Kong Takung”), Hong Kong MQ Group Limited (“Hong Kong MQ”, together with Hong Kong Takung, the “Targets”), the Company’s wholly owned subsidiaries, and Fecundity Capital Investment Co., Ltd., attached as Annex C in the Company’s Proxy Statement, was amended on December 9, 2022 to correct the clerical error in the purchase price for the sale of the shares of the Targets under the Disposition SPA from $1,000,000 to $1,500,000. The Amendment to the Disposition SPA is attached as Annex A to this Supplemental Notice of Annual Meeting.

Amended and Restated Response to Merger Q&A

The following Merger Q&A on page 8 of the Proxy Statement is hereby amended and restated as follows:

How will my rights as a shareholder of NFT Limited change after the merger relative to my rights as a stockholder of the Company prior to the merger?

Because of differences between Delaware law and Cayman Islands law and differences between the governing documents of the Company and NFT Limited, we are unable to adopt governing documents for NFT Limited that are identical to the governing documents for the Company, but we have attempted to preserve in the memorandum and articles of association of NFT Limited the same allocation of material rights and powers between the shareholders and our Board that exists under the Company’s bylaws and certificate of incorporation. For example, under the Company’s bylaws, a director must be elected by a plurality of the votes cast, meaning that the nominee who polls more votes than any other candidate is elected. This provision is preserved in the articles of association of NFT Limited.

Nevertheless, NFT Limited’s proposed memorandum and articles of association differ from the Company’s bylaws and certificate of incorporation, both in form and substance, and your rights as a shareholder of NFT Limited will change relative to your rights as a stockholder of the Company as a result of the merger and you may not be afforded as many rights as a shareholder of NFT Limited under applicable laws and the NFT Limited memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements — Risks Relating to the Merger and Reorganization — Your rights as a stockholder of the Company will change as a result of the merger and you may not be afforded as many rights as a shareholder of NFT Limited under applicable laws and the NFT Limited memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.”

Notwithstanding the foregoing, the changes above may not change your rights as a shareholder significantly in practice because the Company has a concentrated ownership structure with a stockholder holding more than five percent (5%) of the Company’s common stock. For further details on the security ownership of certain beneficial owners of the Company, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Additionally, as a foreign private issuer, NFT Limited will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain NYSE American corporate governance standards. However, we do not intend to initially rely on any NYSE American exemptions or accommodations for foreign private issuers following the merger. Please see the sections entitled “Proposal 4 Approval of the Adoption of the Merger Agreement — The Merger Agreement — Background and Reasons for the Merger.”

In all other respects the Notice of Annual Meeting of Stockholders dated November 18, 2022, as supplemented on December 2, 2022, remains unchanged.

Please read this Supplemental Notice of Annual Meeting in conjunction with the Notice of Annual Meeting of Stockholders and Proxy Statement filed with the Securities and Exchange Commission on November 18, 2022, as supplemented on December 2, 2022. Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares by promptly completing, signing, dating and mailing the enclosed proxy card, rather than the proxy card previously mailed to you, in the postage-paid envelope provided (or, if applicable, by following the instructions supplied to you by your bank or brokerage firm for voting by telephone or via the Internet). Submission of the enclosed proxy card will replace any previously submitted proxy card in connection with the annual meeting.

Sincerely,

/s/ Kuangtao Wang
Kuangtao Wang Co-Chief Executive Officer
December 9, 2022

Important Notice Regarding the Availability of Proxy Materials

for the Annual Stockholder Meeting to Be Held at 10:00 a.m. on December 20, 2022 (Beijing Time)

The Notice of Annual Meeting to Stockholders, Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2021 and this Supplement to Notice of Annual Meeting, are available at www.proxyvote.com.

Except as specifically updated by the information contained in this Supplement, all information set forth in the original Proxy Statement remains accurate and should be considered in voting your shares. This Supplement does not provide all of the information that is important to your decision in voting at the 2022 Annual Meeting. This Supplement should be read in conjunction with the original Proxy Statement.

Annex A

AMENDMENT TO SHARE PURCHASE AGREEMENT

THIS AMENDMENT TO SHARE PURCHASE AGREEMENT (this “Amendment”) is made as of this 9th day of December, 2022 (the “Effective Date”), by and among (i) Fecundity Capital Investment Co., Ltd., a British Virgin Islands company (the “Purchaser”), (ii) Hong Kong Takung Art Company Limited (“Hong Kong Takung”), a Hong Kong company and Hong Kong MQ Group Limited, a Hong Kong company (“Hong Kong MQ,” together with Hong Kong Takung, the “Targets”), and (iii) Takung Art Co., Ltd., a Delaware corporation (“TKAT” or the “Seller”). The Purchaser, the Targets and the Seller are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

W H E R E A S:

A. The Parties are parties to that certain Share Purchase Agreement, dated as of November 1, 2022 (the “Agreement”). Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same respective meanings as set forth in the Agreement.

B. The parties desire to amend a clerical error as to the amount of the Purchase Price, which amendment shall be deemed effective as of the Effective Date, as more particularly set forth below.

NOW, THEREFORE, in consideration of the execution and delivery of this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby further agree as follows:

1. Recitals. The recitals of the Agreement are hereby deleted and replaced by the following paragraphs in their entirety:

WHEREAS, as at the date hereof, (i) TKAT owns 100% of the issued shares in Hong Kong Takung, Hong Kong Takung owns 100% of the issued shares in Takung Cultural Development (Tianjin) Co., Ltd. (“Takung Tianjin”), a PRC corporation; and (ii) TKAT owns 100% of the issued shares in Hong Kong MQ;

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desire to purchase from the Seller, all of the Purchased Shares (as hereinafter defined) in exchange for US$1,500,000 (the “Purchase Price”), subject to the terms and conditions set forth herein (the “Transaction”); and

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

2. Entire Agreement; Conflicts. The Agreement as amended by this Amendment is hereby ratified and the parties hereby reaffirm their obligations under the Agreement, as modified hereby. Except as otherwise provided in this Amendment, the terms of the Agreement are not modified, altered or amended and remain in full force and effect. From and after the date of this Amendment, the term “Agreement”, as used in the Agreement, shall mean the Agreement as amended by this Amendment. If and to the extent there is any conflict between this Amendment and the Agreement, the terms of this Amendment shall govern and control.

5. Amendment. The Agreement as amended by this Amendment, embodies the entire understanding between the parties with respect to its subject matter and can be changed only by an instrument in writing signed by the parties.

6. PDF or DocuSign Signatures. This Amendment may be executed in one or more counterparts (which may be in the form of an executed PDF attachment to an email or by DocuSign or similar service provider), each of which shall be deemed an original, but all of which shall constitute one and the same document.

7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

The Purchaser: Fecundity Capital Investment Co., Ltd.

买方:

By:	/s/ Jianqiang Xu
Jianqiang Xu
Title:	Chief Executive Officer

The Seller: Takung Art Co., Ltd.

卖方: Takung Art Co., Ltd.

By:	/s/ Kuangtao Wang
Kuangtao Wang
Title:	Chief Executive Officer

The Targets: Hong Kong Takung Art Company Limited

公司: Hong Kong Takung Art Company Limited

By:	/s/ Lixin Guo
Lixin Guo
Title:	Chief Financial Officer

The Targets:   Hong Kong MQ Group Limited

公司: Hong Kong MQ Group Limited

By:	/s/ Fan Yang
Fan Yang
Title:	Chief Financial Officer

[Signature page to Amendment to Share Purchase Agreement]